UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2021

Westlake Chemical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WLK	The New York Stock Exchange
1.625% Senior Notes due 2029	WLK29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 1, 2021, Royal Building Products (USA) Inc. (the “Purchaser”), a wholly owned subsidiary of Westlake Chemical Corporation (“Westlake”), completed its previously announced acquisition (the “Acquisition”) from Boral Industries Inc. (the “Seller”) of 100% of the issued and outstanding equity interests of certain subsidiaries of the Seller engaged in Boral Limited’s (“Boral”) North American building products businesses in roofing, siding, trim and shutters, decorative stone and windows (the “Target Companies”), pursuant to the Equity Purchase Agreement, dated as of June 20, 2021 (the “Purchase Agreement”), by and among Boral Building Products Inc., Boral Stone Products LLC, Boral Lifetile Inc., Boral Windows LLC, the Seller, the Purchaser and, solely for the limited purposes set forth therein, Boral and, solely for the limited purposes set forth therein, Westlake.

As a result of the Acquisition, the Target Companies became wholly owned subsidiaries of the Purchaser or its affiliates. The purchase price of the Acquisition was $2.15 billion in cash. The purchase price is subject to certain post-closing adjustments as set forth in the Purchase Agreement. The Purchase Agreement also includes a potential earn-out payment from the Purchaser to the Seller of up to $65 million if Boral’s windows business generates EBITDA in excess of a specified target in its fiscal year ending June 30, 2024. The terms and provisions of the Purchase Agreement are described in Westlake’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 21, 2021, which is incorporated herein by reference.

The source of funds used in connection with the Acquisition included cash and cash equivalents on hand, including a portion of the proceeds from the previously completed offering of $300,000,000 aggregate principal amount of 0.875% senior notes due 2024, $350,000,000 aggregate principal amount of 2.875% senior notes due 2041, $600,000,000 aggregate principal amount of 3.125% senior notes due 2051 and $450,000,000 aggregate principal amount of 3.375% senior notes due 2061 (collectively the “Notes Offering”), pursuant to that certain Fourteenth Supplemental Indenture, dated as of August 19, 2021, between Westlake and The Bank of New York Mellon Trust Company, N.A., as trustee, to that certain Indenture, dated as of January 1, 2006, by and among Westlake, the potential subsidiary guarantors listed therein and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee. A portion of the proceeds from the Notes Offering was used to finance other previously announced acquisitions of Westlake and for general corporate purposes. For more information regarding the Notes Offering, please see Westlake’s Current Reports on Form 8-K filed with the SEC on August 6, 2021 and August 19, 2021, each of which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 1, 2021, Westlake issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed by Westlake under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 1, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By: /s/ L. Benjamin Ederington
Name:	L. Benjamin Ederington
Title:	Senior Vice President, General Counsel, Chief Administrative Officer and Secretary

Date: October 1, 2021